SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                QUADRACOMM, INC. (FORMERLY RF TECHNOLOGY, INC.)
         ----------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


           COLORADO                                            84-1193941
-------------------------------                           -------------------
(State or Other Jurisdiction of                              (IRS Employer
 Incorporation or Organization)                           Identification No.)

   8019 NORTH HIMES AVENUE, SUITE 310
           TAMPA, FLORIDA                                        33614
  ----------------------------------                            -------
(Address of Principal Executive Offices)                       (Zip Code)


                                QUADRACOMM, INC.
                   2001 STOCK OPTION / PERFORMANCE STOCK PLAN
             -------------------------------------------------------
                            (Full Title of the Plan)

      (name, address and telephone
       number of agent for service)                 (with copies to)
            Robert W. Ellis                       Derek Woolston, Esq.
                President                     Ogden Murphy Wallace P.L.L.C.
            QuadraComm, Inc.                        Attorneys at Law
   8019 North Himes Avenue, Suite 310        1601 Fifth Avenue, Suite 2100
         Tampa, Florida, 33614                 Seattle, Washington  98101
            (813) 496-9191                           (206) 447-7000

                                      CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------
                                                Proposed maximum      Proposed maximum
Title of securities to be    Amount to be      offering price per    aggregate offering       Amount of
registered                 registered (1)(3)         share                 price          registration fee
-------------------------  -----------------  --------------------  --------------------  -----------------
Common Stock
par value $0.001                  10,000,000  $           0.21 (2)  $      2,100,000 (2)  $             525
-------------------------  -----------------  --------------------  --------------------  -----------------

     (1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 2001 Stock Option / Performance Stock Plan described herein.
     (2) Estimated pursuant to Rules 457(h) and 457(c), solely for the purpose of computing the amount of the registration fee, based on the average of the bid and asked price of the Common Stock on July 9, 2001 as reported on the OTC Bulletin Board.
     (3) This registration statement also covers additional shares of common stock that become issuable under the 2001 Stock Option / Performance
          Stock Plan with respect to the securities registered hereunder by reason of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger or consolidation, or the sale, conveyance or other transfer by QuadraComm, Inc. of all or substantially all of its property or other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of QuadraComm, Inc. common stock.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10 (A) PROSPECTUS

Item  1.  Plan  Information.*
          -----------------


Item  2.  Registrant  Information  and  Employee  Plan  Annual  Information.*
          -----------------------------------------------------------------

*         Information required by Items 1 and 2 of Part I to be contained in the
          Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item  3.  Incorporation  of  Documents  by  Reference.
          -------------------------------------------

          The following documents are hereby incorporated by reference into this registration statement by QuadraComm, Inc. ("Registrant"):

          a. Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Securities and Exchange Commission (the "Commission") on May 3, 2001, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed;

          b. All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the period covered by its Form 10-KSB (or December 31, 2000);

          c. The description of Registrant's common stock, which is contained in a registration statement filed with the U.S. Securities and Exchange Commission, as amended, pursuant to the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

          All documents filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

          Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any Subsequently filed document modifies or supersedes such first statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item  4.  Description  of  Securities.
          ---------------------------

          Not  applicable.

Item  5.  Interests  of  Named  Experts  and  Counsel.
          -------------------------------------------

          None.

Item  6.  Indemnification  of  Directors  and  Officers.
          ---------------------------------------------

          Article XIII of QuadraComm's Amended and Restated Articles of Incorporation authorizes QuadraComm's Board of Directors to indemnify any present or former director, officer, employee, or agent of QuadraComm, or a person serving in a similar post in another organization at the request of QuadraComm, against expenses, judgments, fines, and amounts paid in settlement incurred by him or her in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, to the fullest extent not prohibited by the Colorado Business Corporations Act, public policy or other applicable law.

          Article 109 of the Colorado Business Corporations Act authorizes a corporation to indemnify its directors, officers, employees, or agents in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including provisions permitting advances for expenses incurred) arising under the Securities Act of 1933, as amended.

Item  7.  Exemption  from  Registration  Claimed.
          --------------------------------------

          Not  applicable.


Item  8.  Exhibits.
          --------

          The Exhibits to this registration statement are listed in the Index to Exhibits on page 6.


Item  9.  Undertakings.
          ------------

          (a)  The  undersigned  Registrant  hereby  undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
               (ii) To  reflect  in  the  prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registereed) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
               (iii)  To  include  any  material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the forgoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES


THE REGISTRANT.  Pursuant to the requirements of the Securities Act of 1933, the
--------------
Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on July 9, 2001.

                     QUADRACOMM,  INC.

                       /s/    Robert  W.  Ellis
                     ----------------------------
                     By:  Robert  W.  Ellis
                        Its:  President

THE  PLAN.  Pursuant  to  the  requirements  of  the Securities Act of 1933, the
---------
trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on July 9, 2001.

                     QUADRACOMM, INC. 2001 STOCK OPTION / PERFORMANCE STOCK PLAN

                     /s/  Robert  W.  Ellis
                     --------------------------
                     By:  Robert  W.  Ellis
                        Its:  President


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert W. Ellis, his or her attorney-in-fact, for him or her in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                             Title                    Date
---------                             -----                    ----

   /s/ Robert W. Ellis          President and Director      July 9, 2001
----------------------------
Robert W. Ellis

   /s/ Ronald T. Lambrecht      Secretary, Treasurer        July 9, 2001
----------------------------      and Director
Ronald T. Lambrecht

   /s/ James Abbott             Director                    July 9, 2001
----------------------------
James Abbott

                                  EXHIBIT INDEX



Exhibit Number  Description
--------------  -----------

     5          Opinion of Counsel regarding legality;
     10.1       QuadraComm, Inc. 2001 Stock Option / Performance Stock Plan;
     10.2       Form of Stock Option Agreement - Incentive Stock Option;
     10.3       Form of Stock Option Agreement - Nonqualified Stock Option;
     10.4       Form of Award Agreement
     23.1       Consent of Independent Public Accountant;
     23.2       Consent of Counsel (see Exhibit 5.1);
     24         Power of Attorney (included on signature page).